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                                                                  Exhibit 99.1


               TEXT OF PRESS RELEASE DATED SEPTEMBER 12, 1997


                                                         FOR IMMEDIATE RELEASE



          INTEGRATED PROCESS EQUIPMENT CORP. ANNOUNCES PRICING OF
                         CONVERTIBLE NOTE FINANCING


     SAN JOSE, CALIFORNIA, September 12, 1997 -- Integrated Process Equipment Corp. (NASDAQ: IPEC) today announced that it has completed the pricing of a private placement of $100,000,000 of its 6 1/4% Convertible Subordinated Notes due 2004.

     Interest on the Notes will accrue at the rate per annum of 6 1/4%. The Notes will be convertible at a conversion price of $39.00 into approximately 2.6 million shares of Integrated Process Equipment Corp. common stock.

     The Notes are to be issued pursuant to Rule 144A under the Securities Act of 1933. The Notes will not be registered under the Securities Act of 1933, as amended, or under applicable state securities laws, and may not be offered or sold in the United States absent registration under federal and applicable state securities laws or available exemption from such registration requirements.